UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011 (December 19, 2011)

Lightwave Logic, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Ruthar Drive, Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-356-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in Item 5.02 of the registrants Form 8-K filed on October 26, 2011, on October 24, 2011 the registrant’s board of directors appointed Thomas E. Zelibor to the position of non-executive chair of the board of directors and Mr. Zelibor accepted the appointment on that same date.

On December 19, 2011, in exchange for agreeing to serve as the registrant’s non-executive chair of the board of directors, pursuant to the Company’s 2007 Employee Stock Plan, Mr. Zelibor received as compensation an option to purchase up to 250,000 shares of restricted common stock of the registrant at the strike price of $1.01 per share. Sixty-two thousand five hundred (62,500) options vested immediately; and the remaining options vest in three (3) equal annual installments of sixty-two thousand five hundred (62,500) options per year commencing on the 1st day of each one year anniversary of the date of grant. All of the options expire on December 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

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   James S. Marcelli

Dated: December 21, 2011